AMENDMENT
                                      TO
                          AGREEMENT AND PLAN OF MERGER
                                    BETWEEN
                               FNB CORPORATION
                                     AND
                        SALEM COMMUNITY BANKSHARES, INC.



                   AMENDMENT TO AGREEMENT AND PLAN OF MERGER

     THIS AMENDMENT TO AGREEMENT AND PLAN OF MERGER (the "Amendment") is made and entered into as of August 7, 2001, by and between FNB CORPORATION, a Virginia corporation with its principal office located in Christiansburg, Virginia ("FNB") and SALEM COMMUNITY BANKSHARES, INC., a Virginia corporation with its principal office located in Salem, Virginia ("SCB").

                                  WITNESSETH:

     WHEREAS, on July 31, 2001, FNB and SCB entered into an Agreement and Plan of Merger (the "Agreement") pursuant to which SCB will be merged into FNB and FNB will be the surviving corporation on the terms and conditions described therein; and

     WHEREAS, FNB and SCB now wish to amend Subsection 3.5 of the Agreement and Subsection 3.5 of the Plan of Merger which is Exhibit A to the Agreement because the shareholders of FNB are not entitled to dissenter's rights under Virginia law.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the parties hereby agree as follows:

          1. Amendment. Subsections 3.5 of the Agreement and the Plan of Merger are hereby amended to read as follows:

                  3.5 Rights of Dissenting Shareholders. Shareholders of SCB who object to the Merger will be entitled to the rights and remedies set forth in sections 13.1-729 through 13.1-741 of the Virginia Stock Corporation Act.

          2. Reaffirmation. Except as amended hereby, the remaining terms and conditions of the Agreement and Plan of Merger remain in full force and effect.

          3. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts together shall constitute one and the same agreement.

          IN WITNESS WHEREOF, the parties hereby have caused this Amendment to be executed in counterparts by their duly authorized officers and their corporate seals to be affixed hereto, all as the date first above written.

                                    FNB CORPORATION


                                    By_____________________________________
                                         J. Daniel Hardy, Jr.
                                         President and Chief Executive Officer


ATTEST:


_________________________________
Secretary



                                    SALEM COMMUNITY BANKSHARES, INC.


                                    By_____________________________________

                                         President and Chief Executive Officer


ATTEST:


_________________________________
Secretary

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